Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on August 30, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAPA JOHN'S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1203323 (I.R.S. Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299
(502) 261-7272
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph H. Smith, IV
Chief Financial Officer
Papa John's International, Inc.
2002 Papa John's Boulevard
Louisville, Kentucky 40299
(502) 261-7272
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John B. Beckman
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by market and other conditions.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price/Amount of Registration Fee(1)

Debt Securities

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Series B Convertible Preferred Stock, par value $0.01 per share

Depositary Shares(2)

Warrants

Stock Purchase Contracts

Units(3)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

(2)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

  Prospectus

Papa John's International, Inc.

Debt Securities
Common Stock
Preferred Stock
Series B Convertible Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units

        We may from time to time offer and sell debt securities, common stock, preferred stock, including Series B convertible preferred stock, par value $0.01 per share (the "Series B Preferred Stock"), depositary shares, warrants, or stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, Series B Preferred Stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions. These securities also may be resold by security holders.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms and conditions of any securities to be offered, including their offering prices and the plan of distribution for any particular offering, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the NASDAQ Stock Market LLC under the symbol "PZZA". Investing in these securities involves certain risks. See "Risk Factors" on page 3 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:

  •
  the type and amount of securities that we propose to sell;

  •
  the public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  the compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        The prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading "Where You Can Find More Information."

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update, change or supersede the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        All of our periodic and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are available, free of charge, through our website located at www.papajohns.com. These reports include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports are available through our website as soon as reasonably practicable after we electronically file them with the SEC. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 000-21660.

  •
  Our Annual Report on Form 10-K for the year ended December 30, 2018, as amended by our Annual Report on Form 10-K/A for the year ended December 30, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A, dated March 27, 2019, that are specifically incorporated into our Annual Report on Form 10-K for the year ended December 30, 2018;

  •
  Our Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) filed with the SEC on February 4, 2019; February 14, 2019; February 19, 2019; March 5, 2019; March 6, 2019; March 15, 2019; March 22, 2019; March 29, 2019; May 3, 2019; June 14, 2019; June 17, 2019; June 20, 2019; and August 28, 2019; and

  •
  The description of the Company's common stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

        Requests for documents should be directed to:

Papa John's International Inc.
P.O. Box 99900
Attn: Investor Relations
Louisville, KY 40269-0900
(502) 261-7272

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it contain information that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        Generally, the use of words such as "expect," "intend," "estimate," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, marketing and promotional activity, corporate governance, management reorganizations, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including those discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

THE COMPANY

        Papa John's International, Inc., a Delaware corporation (referred to as the "Company", "Papa John's" or in the first person notations of "we", "us" and "our"), operates and franchises pizza delivery and carryout restaurants and, in certain international markets, dine-in and delivery restaurants under the trademark "Papa John's". Our principal executive offices are located at 2002 Papa John's Boulevard, Louisville, KY 40299-2367. Our telephone number is (502) 261-7272. Our common stock is listed on the NASDAQ Stock Market LLC under the symbol "PZZA." For further information regarding Papa John's, including financial information, you should refer to our recent filings with the SEC. See "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. See the risk factors described in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, as applicable, which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

        We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, investments in subsidiaries, franchisees and joint ventures, franchisee assistance and additions to working capital.

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

        We may issue senior debt securities in one or more series under a senior indenture to be entered into between us and a commercial bank we will select to act as senior indenture trustee. We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. We use the term "trustee" to refer to the senior indenture trustee or subordinated indenture trustee, as appropriate. We refer to the senior indenture and the subordinated indenture together as the indentures and individually as an indenture. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939.

        The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

        Capitalized terms used and not defined in this summary have the meanings specified in the indentures. For purposes of this section of this prospectus, references to "we," "us" and "our" are to Papa John's International, Inc. (parent company only) and not to any of its subsidiaries. References to the "applicable prospectus supplement" are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. The indentures do not limit the amount of debt securities that we may issue thereunder. The senior debt securities will rank equally with all other unsecured and unsubordinated debt of our company. Payments on the subordinated debt securities will be subordinated to the prior payment in full of our senior debt, as described in this section under "—Subordination." We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indentures

        The indentures provide that debt securities may be issued under them from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

  •
  the title of the debt securities of the series;

  •
  the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

  •
  the price or prices at which the debt securities will be sold;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

  •
  the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

  •
  the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

  •
  if other than the trustee, the identity of each security registrar and/or paying agent;

  •
  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

  •
  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

  •
  if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

  •
  if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

  •
  any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

  •
  any addition to, deletion from or change in the covenants applicable to debt securities of the series;

  •
  the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

  •
  whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

  •
  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

  •
  whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

  •
  the exchanges, if any, on which the debt securities may be listed; and

  •
  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

        In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

        As used in the indentures, the term "business day" means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a

Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

        If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

        If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary's procedures, in the case of notes represented by a global note, or pro rata or by lot or by such other method as the trustee shall deem fair and appropriate, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

        Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information, among other information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single debt security are to be redeemed, the principal amount of the particular debt security to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

        By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

        Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder's Option

        If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

        If debt securities are represented by a global security as described under "—Book-Entry; Delivery and Form; Global Securities," the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

        All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

        The indentures set forth limited covenants that will apply to each series of debt securities issued under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

  •
  limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

  •
  limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

  •
  restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

        Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

  •
  we are the continuing entity, or the resulting, surviving or transferee person (the "Successor") is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indentures and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

  •
  immediately after giving effect to such transaction, no default or event of default under the indentures has occurred and is continuing; and

  •
  the trustee receives from us an officer's certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

        If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indentures, the Successor will be substituted for us in the indentures, with the same effect as if it had been an original party to the indentures. As a result, the Successor may exercise our rights and powers under the indentures, and we will be released from all our liabilities and obligations under the indentures and under the debt securities.

        Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for "new" debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

        For purposes of this covenant, "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Subordination

        Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

  •
  liquidation;

  •
  dissolution;

  •
  winding-up;

  •
  receivership;

  •
  reorganization;

  •
  assignment for the benefit of creditors;

  •
  marshaling of assets and liabilities;

  •
  bankruptcy;

  •
  insolvency; or

  •
  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

  •
  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

  •
  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

        "Senior Debt" as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by us regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed (other than non-recourse obligations):

          (1)   debt of the Company for money borrowed or represented by purchase-money obligations;

          (2)   debt of the Company evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

          (3)   obligations of the Company from financing leases on our consolidated balance sheet of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

          (4)   debt of partnerships and joint ventures that is included in our consolidated financial statements; and

          (5)   debt, obligations and liabilities of others as to which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire.

in each case other than:

  •
  any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

  •
  any debt, obligation or liability that is subordinated to debt of our company, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

  •
  the subordinated debt securities.

Events of Default

        Each of the following events are defined in the indentures as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

          (1)   default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

          (2)   default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

          (3)   default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series;

          (4)   we pursuant to or within the meaning of the Bankruptcy Law:

      •
      commence a voluntary case or proceeding;

      •
      consent to the entry of an order for relief against us in an involuntary case or proceeding;

      •
      consent to the appointment of a custodian of us or for all or substantially all of our property;

      •
      make a general assignment for the benefit of our creditors;

      •
      file a petition in bankruptcy or answer or consent seeking reorganization or relief;

      •
      consent to the filing of such petition or the appointment of or taking possession by a custodian; or

      •
      take any comparable action under any foreign laws relating to insolvency;

          (5)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      •
      is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

      •
      appoints a custodian of us or for all or substantially all of our property; or

      •
      orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 consecutive days; or

          (6)   any other event of default provided with respect to debt securities of such series occurs.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indentures.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

        We are required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the applicable indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

          (1)   an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

          (2)   the holders of not less than 33% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

          (3)   the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

          (4)   the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

        Modification and amendments of each indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

  •
  change the stated maturity of the principal of, or installment of interest on, any debt security;

  •
  reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

  •
  reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

  •
  change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

  •
  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  •
  make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

  •
  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of each indenture and the debt securities of any series with respect to the following:

  •
  to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants—Consolidation, Merger and Sale of Assets";

  •
  to add any additional events of default for the benefit of holders of the debt securities of all or any series;

  •
  to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

  •
  to secure the debt securities;

  •
  to add or appoint a successor or separate trustee or other agent;

  •
  to provide for the issuance of additional debt securities of any series;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to comply with the rules of any applicable securities depository;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

  •
  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

  •
  to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of each indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under each indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of each indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of each indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

        Each indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indentures, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indentures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

        All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

        Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

        Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Each indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indentures;

          (2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

          (3)   an event of default with respect to the debt securities will have occurred and be continuing.

        These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

        If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as "Clearstream," or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

DESCRIPTION OF CAPITAL STOCK

        The following description of the material terms of our capital stock is a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), including the Certificate of Designation of Series A Junior Participating Preferred Stock and the Certificate of Designation of Series B Preferred Convertible Preferred Stock, our Amended and Restated By-Laws (the "By-Laws"), and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see "Where You Can Find More Information."

General

        Under the Certificate of Incorporation, we are authorized to issue up to 105,000,000 shares of capital stock, consisting of up to 5,000,000 shares of preferred stock and up to 100,000,000 shares of common stock, par value $0.01 per share. Our board of directors (the "Board of Directors") has designated and authorized the issuance of a series of up to 100,000 shares of Series A junior participating preferred stock, $0.01 par value per share (the "Series A Junior Participating Preferred Stock"), and a series of up to 260,000 shares of Series B convertible preferred stock, par value $0.01 per share (the "Series B Preferred Stock"). As of August 28, 2019, there were 31,785,294 shares of common stock outstanding, no shares of Series A Junior Participating Preferred Stock outstanding and 252,530 shares of Series B Preferred Stock outstanding.

Common Stock

        Subject to the preferential rights, if any, of the preferred stock at the time outstanding, the holders of shares of common stock are entitled to receive, when and if declared by the Board of Directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of common stock or other securities of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential amounts, if any, to which the holders of preferred stock may be entitled, the holders of all outstanding shares of common stock shall be entitled to share ratably in the remaining net assets of the Company. The shares of common stock currently outstanding are fully paid and non-assessable.

        The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.

Preferred Stock

        Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. The Board of Directors is expressly authorized to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

        Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Papa John's.

        The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Series A Junior Participating Preferred Stock

        On July 22, 2018, the Board of Directors authorized the issuance of a series of 100,000 shares of Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock may be issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to a Rights Agreement (defined below). Our Board of Directors authorized and declared a dividend to stockholders of record at the close of business on August 2, 2018 of one Right for each outstanding share of common stock of the Company. The terms of the Series A Junior Participating Preferred Stock are governed by the Certificate of Designation of Series A Junior Participating Preferred Stock, a copy of which is filed herewith as Exhibit 4.4 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

        For additional information regarding the Rights Agreement, see "—Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect."

Series B Convertible Preferred Stock

        The terms of the Company's Series B Preferred Stock are set forth in Certificate of Designation governing the Series B Preferred Stock (the "Certificate of Designation"), which are summarized below.

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series B Preferred Stock ranks (i) senior to all of the Company's common stock and any other class or series of capital stock of the Company (including the Company's Series A Junior Participating Preferred Stock), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock, (ii) on a parity basis with each other class or series of capital stock hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock and (iii) on a junior basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series B Preferred Stock.
Stated Value	$1,000 per share of Series B Preferred Stock
Dividend	The initial dividend rate is 3.6% per annum on the Stated Value, payable quarterly in arrears.

The Series B Preferred Stock also participates on an as-converted basis in any regular or special dividends paid to common stock holders. If at any time, the Company reduces the regular dividends paid to common stock holders, it will increase the Series B Preferred Stock dividend by an offsetting amount such that the total dividends paid to the holders of Series B Preferred Stock remain the same as if the common stock dividend had not been reduced.

On the third year anniversary of the date of issuance, each holder of Series B Preferred Stock (each, a "Holder") will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 5.6% (subject to the Company's right to redeem such shares of Series B Preferred Stock for cash at the Stated Value plus accrued and unpaid dividends).

On the fifth year anniversary of the date of issuance, each Holder will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 7.6% (subject to the Company's right to redeem such shares of Series B Preferred Stock for cash at the Stated Value plus accrued and unpaid dividends).

Redemption

On any date on or after November 6, 2026, the Company and each Holder will have the right, upon 90 days' notice to the other, to require the Company to repurchase or to repurchase, as the case may be, all or any portion of the Series B Preferred Stock for cash at a price equal to the Stated Value plus (without duplication) all accrued but unpaid dividends.

Conversion Rights	Holders' Conversion Right

The Holders may elect to convert the Series B Preferred Stock into shares of common stock, at the applicable conversion rate (subject to certain adjustments), at any time and from time to time. The conversion rate is determined by dividing the Stated Value by $50.06.

Company's Conversion Right

At any time on or after February 4, 2024, the Company will have the right to cause all or a portion of the Series B Preferred Stock to be converted into shares of common stock at the applicable conversion rate, if the closing price of the common stock equals or exceeds 190% of the Conversion Price (as defined in the Certificate of Designation) for 30 consecutive trading days, and assuming certain tradeability conditions of the common stock have been met.

Limitations on Conversions	The Company shall not convert any shares of Series B Preferred Stock (and any such conversion shall be null and void) to the extent that

(i) after giving effect to such conversion, such Holder together with its affiliates collectively would own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion, or

(ii) the conversion would result in the issuance of greater than 19.99% of the number of common stock outstanding as of February 3, 2019 (the "Exchange Cap").
Voting

The Series B Preferred Stock has the right to vote with common shareholders on an as-converted basis on all matters, without regard to limitations on conversion other than the Exchange Cap and subject to certain limitations in the Certificate of Designation. Holders of Series B Preferred Stock will also be entitled to a separate class vote with respect to amendments to the Company's organizational documents that generally have an adverse effect on the Series B Preferred Stock.

Change of Control

Upon consummation of a change of control of the Company, the Holders shall have the right to require the Company to repurchase the Series B Preferred Stock at an amount equal to the sum of (i) the greater of (A) the Stated Value of the shares of Series B Preferred Stock being redeemed plus accrued and unpaid dividends and interest and (B) the Change of Control As-Converted Value with respect to the shares of Series B Preferred Stock being redeemed and (ii) the Make-Whole Amount (as each of those terms is defined in the Certificate of Designation).

In addition, the Company has the right to redeem the Series B Preferred Stock in the event of a change of control of the Company where the successor entity is not publicly traded.
No Maturity and No Sinking Fund	The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund.

        The foregoing summary is qualified in its entirety by the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 4.3 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Stock Transfer Agent and Registrar

        Computershare Trust Company, N.A. serves as transfer agent and registrar for the common stock and preferred stock of the Company.

Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect

        Our Certificate of Incorporation and By-Laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our Board of Directors. These provisions and the DGCL could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our Board of Directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

        Following is a description of the anti-takeover effects of certain provisions of our Certificate of Incorporation, By-Laws and Delaware law.

        Calling of special meetings of stockholders.    Our By-Laws provide that, subject to the rights of the holders of any series of the Company's preferred stock, a special meeting of stockholders, unless otherwise required by statute, may be called at any time only by (a) the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the holders of not less than 60% of the shares entitled to vote at the special meeting. Notice of a meeting must be given not less than ten nor more than sixty days before the date of the meeting.

        No cumulative voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

        No stockholder action by written consent.    The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation's certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholders may not act by written consent.

        Advance notice requirements for stockholder proposals and director nominations.    Our Certificate of Incorporation provides that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

        Generally, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date. Our Certificate of Incorporation also specifies requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

        Restrictions on Business Combinations with Related Persons.    Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any business combination with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the company approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the company and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the company and the interested stockholder or other entity if such transaction was caused by the interested stockholder;

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any stock of the company to the interested stockholder;

  •
  any transaction involving the company that has the effect of increasing the proportionate share of the stock of any class or series of the company beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

        An "interested stockholder" or "Related Person" is generally one who beneficially owns an aggregate of l5% or more of the Company's outstanding voting stock. In addition to the statutory limitations, our Certificate of Incorporation limits business combinations with Related Persons. Our Certificate of Incorporation defines "Business Combination" in a similar manner to Section 203.

        In addition to any other vote required by our Certificate of Incorporation or the DGCL, where a Related Person undertakes a Business Combination with the Company or a majority-owned subsidiary, the affirmative vote of the holders of not less than 75% of the outstanding stock held by stockholders other than the Related Person proposing the business combination, voting as a single class, is required for the approval or authorization of such transaction, unless either:

  •
  the transaction is approved by our Board of Directors, by the affirmative vote of at least a majority of the directors who are not affiliates or associates of the Related Person (such directors, the "Continuing Directors"); or

  •
  both (a) the consideration to be paid to the stockholders other than the Related Person meets certain minimum thresholds and (b) a proxy statement, responsive to the requirements of the Exchange Act and including the recommendation of the Continuing Directors and a fairness opinion issued by a reputable investment bank, is mailed to the stockholders to solicit approval for the transaction.

        The DGCL allows a corporation to opt out of Section 203, but our Certificate of Incorporation does not include such a provision. Both the provisions of Section 203 and our Certificate of Incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Rights Agreement.    On April 30, 2019, the Company's stockholders ratified the adoption by our Board of Directors of the Rights Agreement, dated as of July 22, 2018, as amended on February 3, 2019 and March 6, 2019 (as amended, the "Rights Agreement"). The original Rights Agreement adopted by the Board of Directors on July 22, 2018 had an expiration date of July 22, 2019 and a beneficial ownership trigger threshold of 15% (with a threshold of 31% applied to John H. Schnatter, together with his affiliates and family members). On February 3, 2019, in connection with the sale and issuance of the Series B Preferred Stock to funds affiliated with, or managed by, Starboard Value LP (collectively, "Starboard"), the original Rights Agreement was amended to exempt Starboard from being considered an "Acquiring Person" under the Rights Agreement solely as a result of its beneficial ownership of (i) shares of common stock beneficially owned by Starboard prior to the sale and issuance of the Series B Preferred Stock, (ii) shares of Series B Preferred Stock issued or issuable to Starboard under the terms of the Securities Purchase Agreement, and (iii) shares of the common stock (or in certain circumstances certain series of preferred stock) issuable upon conversion of the Series B Preferred Stock (or certain series of preferred stock issuable on conversion thereof) pursuant to the terms of the Certificate of Designation of Series B Preferred Stock. On March 6, 2019, the Rights Agreement was further amended to extend the term of the Rights Agreement to March 6, 2022, increase the beneficial ownership trigger threshold at which a person becomes an acquiring person from 15% to 20%, except as set forth above, and make certain other changes. In connection with the adoption of the original Rights Agreement, on July 22, 2018, the Board of Directors authorized and declared a dividend to stockholders of record at the close of business on August 2, 2018 of one preferred share purchase right (a "Right") for each outstanding share of Papa John's common stock. Upon certain triggering events, each Right would entitle the holder to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series A Junior Participating Preferred Stock, at an exercise price of $250.00 (the "Exercise Price") per one one-thousandth of a share of Series A Preferred Stock. In addition, if a person or group acquires beneficial ownership of 20% or more of the Company's common stock (or in the case of Mr. Schnatter, 31% or more) without prior Board approval, each holder of a Right (other than the acquiring person or group whose Rights will become void) will have the right to purchase, upon payment of the Exercise Price and in accordance with the terms of the Rights Agreement, a number of shares of the Company's common stock having a market value of twice the Exercise Price.

        The Rights Agreement is intended to enable all of our stockholders to realize the full potential value of their investment in the Company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics without paying an appropriate control premium. The Rights

Agreement could render more difficult, or discourage, a merger, tender offer, or assumption of control of the Company that is not approved by our Board of Directors. The Rights Agreement, however, is not intended to interfere with any merger, tender or exchange offer or other business combination approved by our Board of Directors. In addition, the Rights Agreement does not prevent our Board of Directors from considering any offer that it considers to be in the best interest of the Company's stockholders.

DESCRIPTION OF OTHER SECURITIES

        We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

        The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

  •
  To or through underwriting syndicates represented by managing underwriters;

  •
  Through one or more underwriters without a syndicate for them to offer and sell to the public;

  •
  Through dealers or agents;

  •
  To investors directly in negotiated sales or in competitively bid transactions;

  •
  To holders of other securities in exchanges in connection with acquisitions; or

  •
  through a combination of any of these methods or by any other legally available means.

        The prospectus supplement for each series of securities we sell will describe the offering, including:

  •
  The name or names of any underwriters;

  •
  The purchase price and the proceeds to us from that sale;

  •
  Any underwriting discounts and other items constituting underwriters' compensation;

  •
  Any indemnification arrangements between us and the underwriters;

  •
  Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

  •
  Any commissions paid to agents;

  •
  The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  Any securities exchanges on which the securities will be listed.

 LEGAL MATTERS

        The validity of the issuance of the offered securities will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements as of and for the year ended December 30, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2018 (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 30, 2018 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing. The audit report covering the December 30, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard. The audit report on the effectiveness of internal control over financial reporting as of December 30, 2018 expresses an opinion the Company did not maintain effective internal control over financial reporting as of December 30, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified related to not engaging appropriate technical expertise to evaluate variable interest entity and consolidation matters resulting in the failure to consolidate Papa John's Marketing Fund, Inc. ("PJMF") which also resulted in not maintaining effective controls over financial reporting related to PJMF.

        The consolidated financial statements of Papa John's International, Inc. at December 31, 2017 and for each of the two years in the period ended December 31, 2017, appearing in Papa John's International, Inc.'s Annual Report (Form 10-K/A) for the year ended December 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby.

Securities and Exchange Commission filing fee	$	*
Legal fees and expenses	$	+
Costs of printing and engraving	$	+
Accounting fees and expenses	$	+
Trustees fees and expenses	$	+
Transfer agent fees and expenses	$	+
Miscellaneous expenses	$	+
Total

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+
These fees are calculated based on the number of issuances and the amount of securities offered and cannot be estimated at this time.

        The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers

        Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability of a director:

  •
  for any breach of the director's duty of loyalty to the Company or its stockholders,

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  under Section 174 of the DGCL or

  •
  for any transaction from which the director derived an improper personal benefit except to the extent any such exemption from liability or limitation thereof is not permitted under the DGCL.

        If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted pursuant to such amendment. Any repeal or modification of these provisions of the Certificate of Incorporation shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

        Our Certificate of Incorporation and By-Laws also provide for the indemnification of our directors and officers, past and present, to the fullest extent authorized by the DGCL against expenses and liabilities (including, but not limited to, attorneys' fees, judgments, fines, penalties and amounts to be paid in settlement) incurred in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another entity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as such a director or officer. Additionally, the Company has direct contractual obligations to provide indemnification to each of the members of its Board of Directors and each of its executive officers. These agreements provide directors and executive officers with the same indemnification by the Company as described above and assure directors and executive officers that indemnification will continue to be provided despite future changes in the By-Laws of the Company.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation and By-Laws may discourage our stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        We also currently maintain directors' and officers' liability insurance for our directors and officers.

Item 16.    List of Exhibits.

        See Exhibit Index.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Our Amended and Restated Certificate of Incorporation. Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2014 is incorporated herein by reference.
4.2	Our Amended and Restated By-Laws. Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015 is incorporated herein by reference.
4.3
Certificate of Designation of Series B Convertible Preferred Stock of Papa John's International, Inc. Exhibit 3.1 to our report on Form 8-K as filed on February 4, 2019 is incorporated herein by reference.
4.4
Certificate of Designation of Series A Junior Participating Preferred Stock of Papa John's International, Inc. Exhibit 3.1 to our report on Form 8-K as filed on July 23, 2018 is incorporated herein by reference.
4.5
Rights Agreement, dated as of July 22, 2018, by and between Papa John's International, Inc. and Computershare Trust Company, N.A., as rights agent. Exhibit 4.1 to our report on Form 8-K as filed on July 23, 2018 is incorporated herein by reference.
4.6
Amendment No. 1 to Rights Agreement dated as of February 3, 2019, by and between Papa John's International, Inc. and Computershare Trust Company, N.A., as rights agent. Exhibit 4.1 to our report on Form 8-K as filed on February 3, 2019 is incorporated herein by reference.
4.7
Amendment No. 2 to Rights Agreement dated as of March 6, 2019 by and between Papa John's International, Inc. and Computershare Trust Company, N.A. as rights agent. Exhibit 4.1 to our report on Form 8-K as filed on March 6, 2019 is incorporated herein by reference.
4.8	Form of Rights Certificate. Exhibit 4.2 to our report on Form 8-K as filed on July 23, 2018 is incorporated herein by reference.
4.9	Specimen Common Stock Certificate. Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is incorporated herein by reference.
4.10	Form of Indenture for Senior Debt Securities**
4.11	Form of Indenture for Subordinated Debt Securities**
4.12	Form of Deposit Agreement for depositary shares*
4.13	Form of warrant agreement, including form of warrant certificate*
5.1	Opinion of Hogan Lovells US LLP.**
23.1	Consent of KPMG LLP**
23.2	Consent of Ernst & Young LLP**
23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.***
25.1	Statement of eligibility and qualification on Form T-1 of Senior Debt Securities Indenture trustee*

Exhibit Number	Description
25.2	Statement of eligibility and qualification on Form T-1 of Subordinated Debt Securities Indenture trustee*

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Filed herewith.

***
Filed as part of the signature page of this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on August 28, 2019.

Papa John's International, Inc. (Registrant)
By:	/s/ ROBERT LYNCH Robert Lynch President and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Caroline M. Oyler and Clara M. Passafiume his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ ROBERT LYNCH Robert Lynch	Director, President and Chief Executive Officer (Principal Executive Officer)	August 30, 2019
/s/ JOSEPH H. SMITH, IV Joseph H. Smith, IV	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 30, 2019
/s/ JEFFREY C. SMITH Jeffrey C. Smith	Chairman	August 30, 2019
/s/ CHRISTOPHER L. COLEMAN Christopher L. Coleman	Director	August 30, 2019
/s/ MICHAEL R. DUBIN Michael R. Dubin	Director	August 30, 2019

Signature	Title	Date

/s/ OLIVIA F. KIRTLEY Olivia F. Kirtley	Director	August 30, 2019
/s/ LAURETTE T. KOELLNER Laurette T. Koellner	Director	August 30, 2019
/s/ JOCELYN C. MANGAN Jocelyn C. Mangan	Director	August 30, 2019
/s/ SONYA E. MEDINA Sonya E. Medina	Director	August 30, 2019
/s/ SHAQUILLE R. O'NEAL Shaquille R. O'Neal	Director	August 30, 2019
/s/ ANTHONY M. SANFILIPPO Anthony M. Sanfilippo	Director	August 30, 2019